Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact: Monique Allaire AVEO Pharmaceuticals, Inc. (617) 299-5810	Media Contact: Dan Budwick Pure Communications (973) 271-6085

AVEO Pharmaceuticals Prices Public Offering of Common Stock

CAMBRIDGE, Mass., June 15, 2011 – AVEO Pharmaceuticals, Inc. (NASDAQ: AVEO) today announced the pricing of an underwritten public offering of 5,750,000 shares of its common stock at a price of $17.50 per share to the public. All of the shares are being sold by AVEO. The gross proceeds to AVEO from this offering are expected to be approximately $100.6 million, before deducting underwriting discounts and commissions, and other estimated offering expenses payable by AVEO. The offering is expected to close on or about June 20, 2011, subject to the satisfaction of customary closing conditions.

J.P. Morgan Securities LLC and Jefferies & Company, Inc. are acting as joint book-running managers and underwriters for the offering, with Canaccord Genuity Inc. acting as co-lead manager. AVEO has granted the underwriters a 30-day option to purchase up to an additional 862,500 shares of common stock to cover over-allotments, if any.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and is effective. The offering is being made by means of a prospectus and related prospectus supplement. Copies of the prospectus supplement may be obtained, when available, from the offices of J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Telephone number 866-803-9204) or the offices of Jefferies & Company, Inc., Equity Syndicate Prospectus Department, at 520 Madison Avenue, New York, NY 10022 (Telephone number 877-547-6340).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About AVEO

AVEO Pharmaceuticals (NASDAQ: AVEO) is a cancer therapeutics company committed to discovering, developing and commercializing targeted therapies to impact patients’ lives.

Forward-looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, relating to our expectations regarding the completion of the proposed public offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to whether or not we will be able to raise capital through the sale of shares of common stock, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that we will be able to complete the proposed public offering on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Additional risks and uncertainties relating to the proposed offering, AVEO and our business can be found under the heading “Risk Factors” in our most recent Form 10-Q filed with the Securities and Exchange Commission, in other filings that we periodically makes with the SEC, and in the preliminary prospectus supplement related to the proposed offering to be filed with the SEC on or about the date hereof. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

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